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                                                                    Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS

              As independent public accountants, we hereby consent to the use of our report dated January 28, 1999 and to all references to our Firm included in or made a part of this registration statement.

                                    /s/ Schuhalter, Coughlin & Suozzo, LLC
                                    --------------------------------------
                                    Schuhalter, Coughlin & Suozzo, LLC


Raritan, New Jersey
August 6, 2002